Exhibit 99.1

Pactiv Reports Strong First Quarter Operating Performance Including 8 Percent Sales Growth and a Significant Increase in Free Cash Flow

    LAKE FOREST, Ill.--(BUSINESS WIRE)--April 21, 2004--For the quarter ended March 31, Pactiv Corporation (NYSE: PTV) today announced a sales increase of 8 percent to $775 million from $717 million. Earnings per share were breakeven including the impact of a "restructuring and other" (restructuring) charge of $0.28 per share announced on March 15. Excluding the charge, earnings per share were $0.28, an increase of 4 percent from $0.27 per share last year. Earnings per share excluding the charge and non-cash pension income rose 10 percent.
    "Our performance in the quarter reflected the impact of the improving economic environment on our business in North America," said Richard L. Wambold, Pactiv's chairman and chief executive officer. "Volume growth strengthened in most of our North American businesses, and in the Foodservice/Food Packaging segment we implemented pricing actions to offset higher raw material costs. The restructuring program announced in March is tracking well in terms of our original timetable as well as projected costs and benefits," Wambold continued.
    Including the after-tax restructuring charge of $44 million, Pactiv reported a breakeven quarter. Excluding the charge, net income of $44 million was even with last year as volume and price increases and the Company's ongoing productivity efforts offset higher energy-related costs and lower non-cash pension income.
    Free cash flow was $64 million, after $9 of restructuring-related payments, compared with $29 million last year. The increase primarily reflects better working capital management, lower capital expenditures, and higher cash earnings. The lower capital requirements are a result of the Company's productivity program and acquisitions. At the end of the quarter, the annualized return on capital employed reached 11.7 percent compared with 10.5 percent last year.
    Gross margin was 28.8 percent compared with 29.1 percent last year due to the integration of the Rock-Tenn asset acquisition. Operating margin excluding the restructuring charge declined to 12.3 percent from 13.2 percent as a result of the lower gross margin, lower non-cash pension income, and higher depreciation and amortization expense.
    In the quarter the Company repurchased 3.8 million shares of its stock at an average price of $21.74. The Company has 5 million shares remaining in its share repurchase authorization.

    Business Segment Results

    Hefty(R) Consumer Products

    Sales of $200 million rose 6 percent from $189 million, reflecting improved pricing and volume gains. Operating income before the restructuring charge was $41 million, even with last year. On the same basis, operating margin was 20.5 percent compared with 21.7 percent last year primarily reflecting higher advertising and promotion spending and higher energy-related costs.
    Tableware volume increased significantly in both the branded and private label businesses. Likewise, sales grew in waste bags, partially driven by Hefty(R) CinchSak(R) Ultra tall kitchen and large trash bags and Hefty(R) HandySaks(TM) convenience bags, which were launched early in the quarter. Distribution of both products is on track and marketing support began in the second quarter. The Hefty(R) Zoo Pals(TM) line of children's plates continued to perform well and has expanded its offering.

    Foodservice/Food Packaging

    Sales of $345 million rose 11 percent from $311 million last year driven by volume growth in the base business and acquisitions. The segment posted solid volume gains driven by strength in most product lines from an improving economic environment. During the quarter the Company introduced several new products for the fast food industry.
    Operating income before the restructuring charge increased 9 percent to $35 million compared with $32 million. On the same basis, operating margin was 10.1 percent compared with 10.3 percent last year. The benefit of productivity improvements and pricing actions offset most of the increase in energy-related costs and the integration of the Rock-Tenn asset acquisition.

    Protective and Flexible Packaging

    Sales for the Protective and Flexible Packaging segment of $230 million rose 6 percent from $217 million last year as the impact of improving volume in North American protective packaging and favorable foreign exchange more than offset weakness in European volume. Operating income excluding the restructuring charge was $13 million compared with $14 million last year. On the same basis, operating margin was 5.7 percent compared with 6.5 percent due to lower European volume, as well as lower spread (the difference between selling prices and raw material costs).

    Outlook

    The Company reiterates its 2004 outlook of earnings per share from continuing operations, excluding the restructuring charge impact, in a range of $1.53 to $1.60, which includes non-cash pension income of $0.19 per share. With respect to the second quarter, the target is earnings per share in a range of $0.37 to $0.40, excluding the impact of the restructuring charge.
    Free cash flow for 2004 is anticipated to be in a range of $185 million to $205 million, including approximately $36 million of cash restructuring costs.

    Other

    This press release includes certain non-GAAP financial measures. A reconciliation of the non-GAAP financial measures to GAAP is shown in the "Consolidated Statement of Income", as well as the attached "Regulation G GAAP Reconciliation" or in the attached "Operating Results by Segment". The "Operating Results by Segment" also details the impact on sales of acquisitions and foreign exchange.

    Cautionary Statements

    This press release includes certain "forward-looking statements" such as those in the Outlook section as well as "restructuring program...is tracking well...". These statements are based on management's current reasonable and good faith expectations. A variety of factors may cause actual results to differ materially from these expectations including a slowdown in economic growth, changes in the competitive market, increased cost of raw materials, and changes in the regulatory environment. More detailed information about these and other factors is contained in the Company's Annual Report on Form 10-K at page 56 filed with the Securities and Exchange Commission as revised and updated by Forms 10-Q and 8-K as filed with the Commission.

    Company Information

    Pactiv Corporation, a $3.1 billion company, is a leading provider of advanced packaging solutions for the consumer, foodservice/food packaging and protective/flexible packaging markets. The specialty packaging leader currently operates 80 facilities in 14 countries around the world. For more information about Pactiv, visit the company's web site at www.pactiv.com.


                          Pactiv Corporation
                   Consolidated Statement of Income

(In millions, except per-share data)

                                                  Three months ended
                                                        March 31,
                                                  --------------------
                                                       2004      2003
                                                  ----------    ------

Sales                                                  $775      $717

Costs and expenses
Cost of sales (excluding depreciation
and amortization)                                       552       508
Depreciation and amortization                            45        40
Selling, general, and administrative                     81        74
Other expense, net                                        2         -
                                                  ----------    ------
Operating income before restructuring and other          95        95
Restructuring and other                                  70         -
                                                  ----------    ------

Operating income                                         25        95


Interest expense, net                                    25        24
Income tax expense                                        -        27
                                                  ----------    ------

Net income                                               $-       $44
                                                  ==========    ======

Average common shares outstanding (diluted)           157.3     161.3

Earnings per share
  Income from continuing operations
    before restructuring and other                    $0.28     $0.27
  Restructuring and other                             (0.28)        -
                                                  ----------    ------
Net earnings per share                                   $-     $0.27
                                                  ==========    ======


Gross margin (before deprec. & amort.)                 28.8%     29.1%
Operating margin
  Excluding restructuring and other                    12.3%     13.2%
  Restructuring & other                                -9.1%      0.0%
  Including restructuring and other                     3.2%     13.2%


                          Pactiv Corporation
             Consolidated Statement of Financial Position

(In millions)

                                               March 31,     December
                                                  2004       31, 2003
                                               ----------  -----------
Assets
Current assets
   Cash and temporary cash investments              $126         $140
   Accounts and notes receivable                     371          374
   Inventories                                       426          399
   Other                                              68           69
                                               ----------  -----------
   Total current assets                              991          982
                                               ----------  -----------
Property, plant, and equipment, net                1,476        1,522
                                               ----------  -----------
Other assets
   Goodwill                                          641          643
   Intangible assets, net                            294          298
   Pension assets, net                               199          195
   Other                                              65           66
                                               ----------  -----------
   Total other assets                              1,199        1,202
                                               ----------  -----------


   Total assets                                   $3,666       $3,706
                                               ==========  ===========

Liabilities and shareholders' equity
Current liabilities
   Short-term debt, including current
         maturities of long-term debt                 $4           $5
   Accounts payable                                  223          198
   Other                                             296          271
                                               ----------  -----------
   Total current liabilities                         523          474
                                               ----------  -----------
Long-term debt                                     1,336        1,336
Pension and postretirement benefits                  567          576
Other liabilities                                    256          251
Minority interest                                      8            8
Shareholders' equity                                 976        1,061
                                               ----------  -----------

   Total liabilities and shareholders'
    equity                                        $3,666       $3,706
                                               ==========  ===========


                          Pactiv Corporation
                 Consolidated Statement of Cash Flows

(In millions)

Three months ended March 31,                             2004    2003
                                                       -------  ------

Operating activities
Income from continuing operations                          $-     $44
Adjustments to reconcile income from continuing
     operations to cash provided by continuing operations
     Depreciation and amortization                         45      40
     Deferred income taxes                                  6      13
     Restructuring and other                               61       -
     Noncash retirement benefits, net                     (12)    (15)
     Working capital                                      (19)    (30)
     Other                                                  2       4
                                                       -------  ------
Cash provided by operating activities                      83      56
                                                       -------  ------

Investing activities
Expenditures for property, plant, and equipment           (19)    (27)
Other                                                       1       -
                                                       -------  ------
Cash used by investing activities                         (18)    (27)
                                                       -------  ------

Financing activities
Issuance of common stock                                    6       5
Purchase of common stock                                  (83)      -
Retirement of long-term debt                                -     (27)
Net increase (decrease) in short-term debt,
 excluding current maturities of long-term debt            (1)      -
                                                       -------  ------
Cash used by financing activities                         (78)    (22)
                                                       -------  ------
Effect of foreign-currency exchange rate changes on
 cash and temporary cash investments                       (1)      -
                                                       -------  ------
Increase (decrease) in cash and temporary cash
 investments                                              (14)      7
Cash and temporary cash investments, January 1            140     127
                                                       -------  ------
Cash and temporary cash investments, March 31            $126    $134
                                                       =======  ======

                          Pactiv Corporation
                     Operating Results by Segment

(In millions)

                                 Foodservice/  Protective &
                                     Food      Flexible
                         Consumer  Packaging   Packaging  Other  Total
                         -------- ----------- ---------- ------  -----
Three months ended March
 31, 2004
------------------------
Sales                       $200        $345       $230     $-   $775
Acquisitions (a)               -         (17)         -      -    (17)
                         -------- ----------- ---------- ------  -----
Adjusted sales (c)           200         328        230      -    758
                         -------- ----------- ---------- ------  -----

Operating income before
  restructuring & other      $41         $35        $13     $6    $95
Restructuring & other          4          19         47      -     70
                         -------- ----------- ---------- ------  -----
Operating income             $37         $16       $(34)    $6    $25
                         -------- ----------- ---------- ------  -----

Operating margin
  Excluding restructuring
   and other                20.5%       10.1%       5.7%     NA  12.3%
  Restructuring & other     -2.0%       -5.5%     -20.5%     NA  -9.1%
  Including restructuring
   and other                18.5%        4.6%     -14.8%     NA   3.2%

Three months ended March 31,
2003
----------------------------
Sales                       $189        $311       $217     $-   $717
Foreign exchange (b)           -           1         20      -     21
                         -------- ----------- ---------- ------  -----
Adjusted sales (c)           189         312        237      -    738
                         -------- ----------- ---------- ------  -----

Operating income             $41         $32        $14     $8    $95
                         -------- ----------- ---------- ------  -----

Operating margin            21.7%       10.3%       6.5%     NA  13.2%

(a) Adjustment to current year sales for incremental sales from acquisitions.
(b) Adjustment of prior year sales to current year foreign exchange rates.
(c) Sales adjusted for acquisitions and foreign exchange.


                          Pactiv Corporation
                   Regulation G GAAP Reconciliation
       Income from Continuing Operations and Earnings per Share

(In millions, except per-share amounts)
                                                   Three months ended
                                                        March 31,
                                                   -------------------
                                                     2004        2003
                                                   -------  ----------
Net income - US GAAP basis                             $-         $44

Adjustments (net of tax) to exclude
restructuring and other charges                        44           -
                                                   -------  ----------
Income from continuing operations - US GAAP basis
 excluding restructuring and other charges             44          44

Pension income                                         (8)        (10)
                                                   -------  ----------

Income from continuing operations excluding
 restructuring and other charges and pension
 income(a)                                            $36         $34
                                                   =======  ==========

Average common shares outstanding (diluted)         157.3       161.3

Diluted earnings per share
Net - US GAAP basis                                    $-       $0.27

Adjustments to exclude restructuring
and other charges                                    0.28           -
                                                   -------  ----------

Continuing operations excluding restructuring and
 other charges                                       0.28        0.27

Pension income                                      (0.05)      (0.06)
                                                   -------  ----------

Continuing operations excluding restructuring and
 other charges and pension income (a)               $0.23       $0.21
                                                   =======  ==========

Percent change - 2004 vs. 2003                         10%

(a) In accordance with generally accepted accounting principles (US
 GAAP), reported net income includes the after-tax impacts of restructuring and other charges and pension income. The company's management believes that by adjusting reported net income to exclude the effects of these items, the resulting earnings present an operationally-oriented depiction of the company's performance. The company's management uses earnings excluding restructuring and other charges and pension income to evaluate operating performance, to value various business units, and, along with other factors, in determining management compensation.


                   Regulation G GAAP Reconciliation
                            Free Cash Flow

                                                   Three months ended
                                                        March 31,
                                                   -------------------
                                                     2004        2003
                                                   -------  ----------
Cash flow provided by operating activities - US
 GAAP basis                                           $83         $56
 Less: capital expenditures                           (19)        (27)
                                                   -------  ----------

 Free cash flow (b)                                   $64         $29
                                                   =======  ==========

(b) Free cash flow is defined as cash flow provided by operating activities less amounts for capital expenditures. Both of these amounts have been calculated in accordance with US GAAP. The company's management believes free cash flow, as defined, provides a useful measure of the company's liquidity. The company's management uses free cash flow as a measure of cash available to fund required or early debt retirement and incremental investing and/or financing activities, such as, but not limited to, acquisitions and share repurchases.


                          Pactiv Corporation
                   Regulation G GAAP Reconciliation
                   Return on Capital Employed (ROCE)
                          Dollars in millions

 Last 12 Months ended                   3/31/2004 3/31/2003 3/31/2002
                                        ------------------------------

 Operating income                            $396      $465
 Restructuring & other                         70        (4)
 Other expense                                  3         -
 Pension income                               (61)      (98)
                                        --------------------
 Pretax NOPAT                                 408       363
 Long-term cash tax rate                     30.0%     30.0%
 Taxes                                        122       109
                                        --------------------
   NOPAT                                     $286      $254

 Short-term debt                               $4        $5        $4
 Long-term debt                             1,336     1,205     1,211
 Minority interest                              8        21         8
 Shareholders' equity                         976       961     1,633
 Pension asset                               (199)     (175)   (1,073)
 Pension and other postretirement
  benefit liabilities                         567       572        55
 Deferred tax on net pension
  assets/liabilities (@ 38%)                 (140)     (151)      387
 Cash                                        (126)     (134)      (46)
 Synthetic lease adjustment                     -       169       169
                                        ------------------------------
   Net capital employed                    $2,426    $2,473    $2,348

Average return on capital employed (a)       11.7%     10.5%

(a) "Return on capital employed (ROCE)" is defined as net operating profit after taxes (NOPAT) divided by the average capital employed in the business. The numerator is a measure of the company's profitability and is derived from operating income calculated in accordance with US GAAP. Likewise, the denominator is derived from the sum of the company's total debt, minority interest, and shareholders' equity, all of which have been calculated in accordance with US GAAP. The company's management believes ROCE, as defined, provides a useful measure of the company's effectiveness in managing operating assets and increasing shareholder value. The company's management uses ROCE to evaluate performance and, along with other factors, in determining management compensation.


                          Pactiv Corporation
                   Regulation G GAAP Reconciliation
                           Outlook for 2004

                            Three months ended    Twelve months ended
                                June 30, 2004       December 31, 2004
                           --------------------- ---------------------
Diluted earnings per share    Low        High       Low        High
                             estimate   estimate   estimate   estimate
                           ---------- ---------- ---------- ----------
Continuing operations - US
 GAAP basis                    $0.32      $0.35      $1.13      $1.20
Adjustments to exclude
 restructuring
and other charges               0.05       0.05       0.40       0.40
                           ---------- ---------- ---------- ----------

Continuing operations
 excluding restructuring
 and other charges (a)         $0.37      $0.40      $1.53      $1.60
                           ========== ========== ========== ==========


                            Twelve months ended
                              December 31, 2004
                           ---------------------
Free cash flow (in            Low        High
 millions)                   estimate   estimate
                           ---------- ----------
Cash flow provided by
 operating activities - US
 GAAP basis                     $305       $315
Less: capital expenditures      (120)      (110)
                           ---------- ----------

Free cash flow (b)              $185       $205
                           ========== ==========

(a) In accordance with generally accepted accounting principles (US
 GAAP), reported net income from continuing operations includes the after-tax effects of restructuring and other charges. The company's management believes that by adjusting reported net income from continuing operations to exclude the effects of these items, the resulting earnings present an operationally-oriented depiction of the company's performance. The company's management uses earnings excluding restructuring and other charges to evaluate operating performance, to value various business units, and, along with other factors, in determining management compensation.

(b) Free cash flow is defined as cash flow provided by operating activities less amounts for capital expenditures. Both of these amounts have been calculated in accordance with US GAAP. The company's management believes free cash flow, as defined, provides a useful measure of the company's liquidity. The company's management uses free cash flow as a measure of cash available to fund required or early debt retirement and incremental investing and/or financing activities, such as, but not limited to, acquisitions and share repurchases.

    CONTACT: Pactiv Corporation
             Christine Hanneman (Investor Relations), 847-482-2429 channeman@pactiv.com or
             Lisa Foss (Media Relations), 847-482-2704 lfoss@pactiv.com